Exhibit 23.1.1








                 Consent of Independent Auditors



The Board of Directors
Union Carbide Corporation



We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 (No. 33-60705) of our reports included and incorporated by reference in the Annual Report on Form 10-K of Union Carbide Corporation for the year ended December 31, 1994. Our reports refer to changes in accounting principles as described in Note 1 to the consolidated financial statements.

We also consent to the reference to our Firm under the heading
"Experts" in the Prospectus.








                                         KPMG PEAT MARWICK LLP



Stamford, Connecticut
October 10, 1995